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                        REGISTRATION RIGHTS AGREEMENT


                                   BETWEEN


                         PHONETEL TECHNOLOGIES, INC.


                                     AND


                         INTERNATIONALE NEDERLANDEN
                         (U.S.) CAPITAL CORPORATION


                                     AND


                           CERBERUS PARTNERS, L.P.





                         Dated as of March 15, 1996




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

                              TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
Section 1.          Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

Section 2.          Registration of Securities by the Company   . . . . . . . . . . . . .       4

Section 3.          Shelf Registration  . . . . . . . . . . . . . . . . . . . . . . . . .      12

Section 4.          Registration Expenses   . . . . . . . . . . . . . . . . . . . . . . .      21

Section 5.          Conditions to Registration  . . . . . . . . . . . . . . . . . . . . .      22

Section 6.          Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . .      23

Section 7.          Exchange Act Registration;
                    Rule 144 Reporting  . . . . . . . . . . . . . . . . . . . . . . . . .      27

Section 8.          Limitation on Registration Rights of
                    Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29

Section 9.          Mergers, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .      29

Section 10.         Notices, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .      30

Section 11.         Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .      31

Section 12.         Waivers and Further Agreements  . . . . . . . . . . . . . . . . . . .      31

Section 13.         Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32

Section 14.         Assignment; Successors and Assigns  . . . . . . . . . . . . . . . . .      32

Section 15.         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32

Section 16.         Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

Section 17.         Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .      33

Section 18.         Gender; Usage   . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

Section 19.         Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

Section 20.         Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

Section 21.         Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33

Section 22.         Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . .      34


Schedule I Agreements Containing Registration Rights in Favor of Other Shareholders

                        REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 15, 1996, by and between PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "Company"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("Cerberus") (ING and Cerberus, each the "Purchaser," and collectively, the "Purchasers").


                              W I T N E S S E T H:


RECITALS.

         A. Simultaneously herewith, the Purchasers are entering into a Credit Agreement (as defined in Section 1), by and among the Company, the Purchasers and various other lenders that may become parties thereto (the "Lenders") and ING in its capacity as Agent for the Lenders; and

         B. It is a condition precedent to the initial extensions of credit by the Purchasers to the Company contemplated by the Credit Agreement that the Company agree to issue to the Purchasers Warrants initially exercisable for _______ shares of Series A Special Convertible Preferred Stock, par value $.20 per share, of the Company (the "Series A Special Preferred Stock"); and

         C. Each Lender is entitled at such Lender's option, subject to the terms and conditions of the Credit Agreement, to convert Term Notes (as defined in the Credit Agreement) into shares of Series B Special Convertible Preferred Stock, par value $.20 per share, of the Company (the "Series B Special Preferred Stock"); and

         D. Shares of Series A Special Preferred Stock and Series B Special Preferred Stock are convertible, at the option of each of the holders thereof, into shares of Common Stock, par value $.01 per share, of the Company; and

         E. The Purchasers are unwilling to extend credit to the Company pursuant to the Credit Agreement or to purchase the Warrants pursuant to the Warrant Agreement (as defined in Section 1) unless they receive the assurances set forth in this Agreement;

         NOW, THEREFORE, in consideration of the recitals, of the Purchasers' proceeding with the consummation of the transactions contemplated by the Warrant Agreement and the Credit Agreement, and the mutual covenants hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

         SECTION 1.        Definitions.

                 (a) Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Agreement" means this Registration Rights Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

         "Available Securities" is defined in Section 2.

         "Business Day" is defined in the Warrant Agreement.

         "Certificate of Amendment" is the certificate of amendment to the Company's Articles of Incorporation relating to the Series A Special Preferred Stock and the Series B Special Preferred Stock.

         "Common Stock" is defined in the Warrant Agreement.

         "Company" is defined in the Preamble.

         "Credit Agreement" means the Credit Agreement, dated of even date herewith, by and among the Purchasers, various Lenders signatory thereto, and the Company, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

         "Exchange Act" is defined in the Warrant Agreement.

         "Holders" shall mean, collectively, the Purchasers and any subsequent registered holders, from time to time, of the Term Notes, the Series B Special Preferred Stock, Common Stock issuable upon conversion of the Series B Special Preferred Stock, or the Warrant Securities. Whenever the phrase "Holder of any Registrable Securities" or any similar phrase is used herein, it shall also include any holders of Warrants, Term Notes, Series A Special Preferred Stock, Common Stock issuable upon conversion of the Series B Special Preferred Stock, or Series B Special Preferred Stock.

         "Indemnified Person" is defined in Section 6(a).

         "Indemnifying Person" is defined in Section 6(c).

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" is defined in the Warrant Agreement.

         "Prospectus" means each prospectus included as part of any Registration Statement, as amended or supplemented, including each preliminary prospectus and all material incorporated by reference in such prospectus.

         "Purchaser" is defined in the Preamble.

         "Quoted Price" is defined in the Warrant Agreement.

         "Registrable Securities" shall mean the shares of Common Stock issued or issuable upon the conversion of shares of Series A Special Preferred Stock or Series B Special Preferred Stock (including any conversion in accordance with subparagraph (l)(vii) or subparagraph (m)(vii) of the Certificate of Amendment), but excluding (i) shares that have been disposed of under a Registration Statement, the Shelf Registration Statement or any other effective registration statement, and (ii) shares distributed to the public pursuant to Rule 144 under the Securities Act.

         "Registration Expenses" is defined in Section 4(c).

         "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to Section 2 of this Agreement, including the Prospectus, amendments, including post-effective amendments, and supplements to such registration statement and Prospectus and all exhibits and all material incorporated by reference in such registration statement.

         "Required Holders" shall mean the holders of Term Notes, shares of Series B Special Preferred Stock and/or Warrant Securities which when fully converted would represent at least two-thirds of the voting power of such securities held by all of the Holders.

         "Securities Act"  is defined in the Warrant Agreement.

         "SEC" is defined in the Warrant Agreement.

         "Shelf Prospectus" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, including any supplement relating to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and in each case including all material incorporated by reference therein.

         "Shelf Registration" shall mean a registration required to be effected pursuant to Section 3 hereof.

         "Shelf Registration Statement" shall mean a registration statement of the Company (and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act) that covers all of the Registrable Securities to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments (including post-effective amendments) to such registration statement, and all exhibits thereto and materials incorporated by reference therein.

         "Specified Registrable Securities" is defined in Section 2(a).

         "Stock" is defined in the Warrant Agreement.

         "Warrant Agreement" means the Warrant Purchase Agreement, dated of even date herewith, by and between the Purchasers and the Company, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

         "Warrant Securities" is defined in the Warrant Agreement.

         "Warrants" is defined in the Warrant Agreement.

                 (b) Cross-References. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

         SECTION 2.     Registration of Securities by the Company.


                 (a) Piggyback Registration. If at any time or from time to time the Company shall propose to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on Form S-1, S-2 or S-3 (or on any other form for the general registration of securities) with respect to any class of securities (other than a Shelf Registration Statement filed pursuant to Section 3), the Company shall in each case:

                              (i) promptly give written notice to each Holder at least thirty (30) days before the anticipated filing date, indicating the proposed offering price and describing the plan of distribution;

                             (ii) include in such registration (and any related qualification under blue sky or other state securities laws or other compliance) and, at the request of any Holder, in any underwriting involved therein, all the Registrable Securities specified by any Holder or Holders of Registrable Securities (the "Specified Registrable Securities") in a written request (the "Registration Request") made within twenty (20) days after receipt of such written notice from the Company; and

                            (iii)  use its best efforts to cause the
                 managing underwriter(s) of such proposed underwritten offering to permit the Specified Registrable Securities to be included in the Registration Statement for such offering on the same terms and conditions as any similar securities of the Company included therein.

Notwithstanding the foregoing, if the managing underwriter(s) of such offering advise(s) the Holders of Specified Registrable Securities in writing that marketing considerations require a limitation on the securities, other than the securities the Company intends to sell, to be included in any Registration Statement filed under this Section 2 to a certain number of shares (the "Available Securities"), then the Company shall in such case be obligated to such Holders only with respect to such number of Available Securities. Subject to the registration rights of the holder of the Warrant to Purchase Common Stock of the Company dated September 12, 1995 between PhoneTel and Gabriel Capital, L.P., the holder of the Warrant to Purchase Common Stock of the Company dated September 12, 1995 between PhoneTel and Ariel Fund, Ltd., the former stockholders of World Communications, Inc. as beneficiaries of the Registration Rights Agreement, dated September 22, 1995 (the "World Registration Rights Agreement"), and the former stockholders of Public Telephone Corporation as beneficiaries of the Registration Rights Agreement dated October 16, 1995 in each case as in effect on the date hereof, the limitation on the number of Specified Registrable Securities will be imposed pro rata (based upon the ratio of the number of shares of Specified Registrable Securities which the managing underwriter(s) propose to include at the anticipated initial public offering price to the number of Specified Registrable

Securities owned by each Holder) among all Holders of Specified Registrable Securities.

         Each Registration Request shall set forth the number or amount of Specified Registrable Securities. Notwithstanding any other provision of this Agreement to the contrary, neither the delivery of the notice by the Company nor of the Registration Request by any Holder shall in any way obligate the Company to file a Registration Statement and, notwithstanding such filing, the Company may, at any time prior to the effective date thereof, in its sole discretion, determine not to offer the securities to which the Registration Statement relates without liability to any of the Holders. No registration of Registrable Securities effected under this Section 2 shall relieve the Company of its obligation to effect the registration of Registrable Securities pursuant to Section 3.

                 (b) Piggyback Registration Procedures. If and when the Company shall be required by the provisions of this Section 2 to effect the registration of Registrable Securities under the Securities Act, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

                 (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by such Holders and underwriters;

                 (ii) prepare and file with the SEC such amendments and post-effective amendments to any Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Registration Statement effective until the earlier of such time as all of the Registrable Securities covered by such Registration Statement have been disposed of in accordance with the intended method of disposition set forth in such Registration Statement or Prospectus; and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such

         Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or Prospectus;

                 (iii) promptly notify the selling Holders of Registrable Securities and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

                          (a) of the filing of the Prospectus or any supplement to the Prospectus and of the effectiveness of the Registration Statement and/or any post-effective amendment,

                          (b) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

                          (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                          (d) of the Company's becoming aware at any time that the representations and warranties of the Company contemplated by paragraph (xiv)(a) below have ceased to be true and correct,

                          (e)     of the receipt by the Company of any
                 notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, and

                          (f) of the existence of any fact which, to the knowledge of the Company, results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any qualification referred to in paragraph (iii)(e) at the earliest possible moment;

                 (v) if reasonably requested by the managing underwriter(s) or the Required Holders of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement to the Prospectus or post-effective amendment to the Registration Statement such information as the managing underwriter(s) or the Required Holders of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to the Prospectus or post-effective amendment to the Registration Statement as soon as notified of the matters to be incorporated in such supplement to the Prospectus or post-effective amendment to the Registration Statement;

                 (vi) at the request of any selling Holder of Registrable Securities, furnish to such selling Holder of Registrable Securities and each managing underwriter, if any, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (vii) deliver to each selling Holder of Registrable Securities and the managing underwriter(s), if any, without charge, as many copies of the Registration Statement, each Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, together with all documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities covered by such Registration Statement; the Company consents to the use of each Prospectus and any supplement thereto by each of the selling Holders of Registrable Securities and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by each Prospectus or any supplement thereto;

                 (viii) prior to any public offering of Registrable Securities, register or qualify or reasonably cooperate with the selling Holders of Registrable Securities, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s) reasonably request(s) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

                 (ix) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

                 (x) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such United States, state and local governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (xi)     if any fact contemplated by paragraph (iii)(b) or
         (iii)(f) above shall exist, promptly notify each Holder on whose behalf Registrable Securities have been registered and promptly prepare and furnish to such Holders a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference and promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, neither the Registration Statement nor the Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (xii) if requested by the Required Holders of the Registrable Securities or by the managing underwriter(s), if any, cause all Registrable Securities covered by the Registration Statement to be (A) listed on each securities exchange on which securities of the same class are then listed or (B) admitted for trading in any inter-dealer quotation system on which securities of the same class are then traded;

                 (xiii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities covered by the Registration Statement and provide the applicable transfer agent with printed certificates for such Registrable Securities which are in a form eligible for deposit with Depository Trust Company;

                 (xiv) enter into agreements (including underwriting agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, except as otherwise provided, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                          (a) make such representations and warranties to the Holders selling such Registrable Securities and, in connection with any underwritten offering, to the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                          (b) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Required Holders of such Registrable Securities;

                          (c) in connection with any underwritten offering, obtain so-called "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                          (d) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification and contribution provisions and procedures of Section 6 (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section 6; and

                          (e) deliver such documents and certificates as may reasonably be requested by the Required Holders of the Registrable Securities being sold, or the managing underwriter(s), if any, to evidence compliance with this paragraph (xiv) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         the foregoing to be done upon each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling Holder of Registrable Securities in connection with the disposition of Registrable Securities pursuant to such Registration Statement, all in a manner consistent with customary industry practice;

                 (xv) upon execution and delivery of such confidentiality agreements as the Company may reasonably request, make available to the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the registration, at such time or times as the Person requesting such information shall reasonably determine;

                 (xvi) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders an earnings statement satisfying the provisions of
         Section 11(a) of the Securities Act, as soon as practicable, but in no event later than thirty (30) days after the end of the 12 calendar month period commencing after the effective date of the Registration Statement;

                 (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                 (xviii) prior to the filing of any document which is being prepared for incorporation by reference into the Registration Statement or the Prospectus, upon receipt of such confidentiality agreements as the Company may reasonably request, provide copies of such document to counsel to the selling Holders of Registrable Securities, and to the managing underwriter(s), if any, and make the Company's representatives available for discussion of such document.

If requested in writing by the Company or the lead underwriter, if any, of any public offering effected pursuant to this Section 2, the Company and each Holder owning Registrable Securities exercisable for or evidencing at least 1% of outstanding Common Stock will execute and deliver an agreement undertaking not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any shares of Common Stock (other than as part of such underwritten public offering) within 7 days before or 120 days after the effective date of a registration statement filed pursuant to this
Section 2.

         SECTION 3.    Shelf Registration.

                 (a) Filing of Shelf Registration Statement. Promptly after the date hereof and in any event on or before June 1, 1996, the Company shall cause to be filed the Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities in accordance with the terms hereof, and the Company will use its best efforts to cause such Shelf Registration Statement to be declared effective by the SEC on or before June 30, 1996. The Company agrees to use its best efforts to keep the Shelf Registration Statement with respect to the Registrable Securities continuously effective so long as any Holder holds Registrable Securities until such time as each Holder has received an opinion of counsel to the Company (which opinion and counsel shall be reasonably satisfactory to the Holder) to the effect that each such Holder is permitted under Rule 144 to dispose of all of its Registrable Securities within three months without such registration. The Company further agrees to amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or any rules and regulations thereunder; provided, however, that the Company shall not be deemed to have used its best efforts to keep the Shelf Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling Holders not being able to sell Registrable Securities covered thereby during that period, unless such action is permitted by this Agreement or required under applicable law or the Company has filed a post-effective amendment to the Shelf Registration Statement and the SEC has not declared it effective. The Company may cause to be included in the Shelf Registration Statement any securities of the Company held by persons with registration rights under the agreements listed on Schedule I to the extent provided by such agreements and to permit such persons to exercise any existing registration rights contained in the agreements listed on Schedule I.

                 (b) Shelf Registration Procedures. In connection with the obligations of the Company with respect to the Shelf Registration Statement contemplated by this Section 3, the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

                 (i) before filing a Shelf Registration Statement or Shelf Prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Shelf Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be made available, on a timely basis, for review by such Holders and underwriters; and the Company will not file any Shelf Registration Statement or amendment thereto or any Shelf Prospectus or any supplement thereto to which the Required Holders of the Registrable Securities covered by such Shelf Registration Statement or the managing underwriter(s), if any, shall reasonably object;

                 (ii) prepare and file with the SEC, within the time period set forth in Section 3(a) hereof, the Shelf Registration Statement, which Shelf Registration Statement (a) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (b) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

                 (iii) (a) prepare and file with the SEC such amendments to such Shelf Registration Statement as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Shelf Registration Statement effective for the applicable period; (b) cause the Shelf Prospectus to be amended or supplemented as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the

         Exchange Act or by the rules, regulations or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Shelf Registration Statement effective for the applicable period; (c) cause the Shelf Prospectus as so amended or supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; (d) respond as promptly as practicable to any comments received from the SEC with respect to the Shelf Registration Statement or any amendment thereto; and (e) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

                 (iv) promptly notify the selling Holders of Registrable Securities and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

                          (a) of the filing of the Shelf Prospectus or any supplement to the Shelf Prospectus and of the effectiveness of the Shelf Registration Statement and/or any post-effective amendment,

                          (b) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or the Shelf Prospectus or for additional information,

                          (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose,

                          (d) of the Company's becoming aware at any time that the representations and warranties of the Company contemplated by paragraph (xv)(a) below have ceased to be true and correct,

                          (e)     of the receipt by the Company of any
                 notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose, and

                          (f) of the existence of any fact which, to the knowledge of the Company, results in the Shelf Registration Statement, the Shelf Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (v) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any qualification referred to in paragraph (iii)(e) at the earliest possible moment;

                 (vi) if reasonably requested by the managing underwriter(s) or the Required Holders of Registrable Securities being sold in connection with an underwritten offering, immediately incorporate in a supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement such information as the managing underwriter(s) or the Required Holders of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement as soon as notified of the matters to be incorporated in such supplement to the Shelf Prospectus or post-effective amendment to the Shelf Registration Statement;

                 (vii) at the request of any selling Holder of Registrable Securities, furnish to such selling Holder of Registrable Securities and each managing underwriter, if any, without charge, at least one signed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (viii) deliver to each Holder of Registrable Securities and the managing underwriter(s), if any, without charge, as many copies of the Shelf Registration Statement, each Shelf Prospectus and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, together with all documents incorporated by reference in such Shelf Registration Statement or Shelf Prospectus, and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of its Registrable Securities; the Company consents to the use of the Shelf Prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities and the underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by the Shelf Prospectus or amendment or supplement thereto;

                 (ix) prior to the time the Shelf Registration Statement is declared effective by the SEC, register or qualify the Registrable Securities or reasonably cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s), if any, reasonably request(s), keep each such registration or qualification effective during the period such Shelf Registration Statement is required to be kept effective, and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement;

                 (x) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the managing underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities;

                 (xi) use its best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such United States, state and local governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (xii) if any fact contemplated by paragraph (iv)(b) or (iv)(f) above shall exist, promptly notify each Holder on whose behalf Registrable Securities have been registered and promptly prepare and furnish to such Holders a supplement or post-effective amendment to the Shelf Registration Statement or the related Shelf Prospectus or any document incorporated therein by reference and promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, neither the Shelf Registration Statement nor the Shelf Prospectus will contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (xiii) if requested by the Required Holders of the Registrable Securities or by the managing underwriter(s), if any, cause all Registrable Securities covered by the Shelf Registration Statement to be (a) listed on each securities exchange on which securities of the same class are then listed or (b) admitted for trading in any inter-dealer quotation system on which securities of the same class are then traded;

                 (xiv) not later than the effective date of the Shelf Registration Statement, provide a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement and provide the applicable transfer agent with printed certificates for such Registrable Securities which are in a form eligible for deposit with Depository Trust Company;

                 (xv) enter into agreements (including underwriting agreements) and take all other reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, except as otherwise provided, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                          (a) make such representations and warranties to the Holders selling such Registrable Securities and, in connection with any underwritten offering, to the underwriters, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                          (b) obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters, which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters, if any, and the Required Holders of such Registrable Securities;

                          (c) in connection with any underwritten offering, to obtain so-called "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

                          (d) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification and contribution provisions and procedures of Section 6 (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section 6; and

                          (e) deliver such documents and certificates as may reasonably be requested by the Required Holders of the Registrable Securities being sold, or the managing underwriter(s), if any, to evidence compliance with this paragraph (xiv) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

         the foregoing to be done upon each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling Holder of Registrable Securities in connection with the disposition of Registrable Securities pursuant to such Shelf Registration Statement, all in a manner consistent with customary industry practice;

                 (xvi) upon execution and delivery of such confidentiality agreements as the Company may reasonably request, make available to the Holders of the Registrable Securities being sold, any underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the registration, at such time or times as the Person requesting such information shall reasonably determine;

                 (xvii) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders, as soon as practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

                 (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

                 (xix) prior to the filing of any document which is being prepared for incorporation by reference into the Registration Statement or the Prospectus, upon receipt of such confidentiality agreements as the Company may reasonably request, provide copies of such document to counsel to the selling Holders of Registrable Securities, and to the managing underwriter(s), if any, and make the Company's representatives available for discussion of such document.

                 (c) Covenants of Holders. In connection with and as a condition to the Company's obligations with respect to the Shelf Registration Statement pursuant to this Section 3, each Holder covenants and agrees that (i) upon receipt of any notice from the Company contemplated by Section 3(b)(iv) (in respect of the occurrence of an event contemplated by clause (f) of Section 3(b)(iv)), such Holder shall not offer or sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Shelf Prospectus contemplated by Section 3(b)(xii) hereof and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Shelf Prospectus as amended or supplemented at the time of receipt of such notice;
(ii) such Holder and any of its officers, directors or affiliates, if any, will comply with the provisions of Rule 10b-6 and 10b-7 under the Exchange Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement; and (iii) such Holder and any of its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Shelf Registration Statement.

                 (d) Mechanics of Shelf Registration. Each registration effected pursuant to this Section 3 shall be effected by the filing of a Shelf Registration Statement on Form S-1 or Form S-3 (provided that if Form S-3 is used the Shelf Prospectus shall contain the information that would have been required to be included therein had Form S-1 been used), unless the use of a different form has been agreed upon in writing by the Required Holders; provided, however, that if the intended method of disposition by the requesting Holders is to be an underwritten offering, the Company shall use such form of Registration Statement as is acceptable to the underwriter(s). Whenever a registration requested by one or more Holders pursuant to this Section 3 is for an underwritten offering, only Registrable Securities which are to be distributed by the underwriters may be included in such registration, without the written consent of the Required Holders.

                 (e) Blackout Period. The Company shall be entitled to (i) postpone for not more than 45 days the filing of the Shelf Registration Statement otherwise required to be prepared and filed by the Company pursuant to Section 3, or (ii) elect that the Shelf Registration Statement not be usable, for a reasonable period of time, but not in excess of 45 days (a "Blackout Period"), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Shelf Registration Statement or related Shelf Prospectus) would interfere with any pending material financing, acquisition or corporate reorganization or similar transaction involving the Company or any of its subsidiaries because it would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; provided, however, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months shall not exceed 90 days.

                 (f) Holdback Agreement. Subject to the provisions of this sentence becoming effective in accordance with the immediately following sentence, if (i) the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to its Common Stock and (ii) with reasonable prior notice, the managing underwriter or underwriters advises the Company in writing (in which case the Company shall notify the Holders) that a public sale or distribution of Registrable Securities would adversely impact such offering, then each Holder of Registrable Securities shall, to the extent not inconsistent with applicable law, refrain from effecting any public sale or distribution of Registrable Securities during the 10-day period prior to, and during the 90-day period beginning on, the effective date of such registration statement. The provisions set forth in the preceding sentence shall not become effective until the Company shall have entered into agreements with the holders of at least two-thirds of the shares entitled to registration rights pursuant to the World Registration Rights Agreement providing that (i) such holders agree to waive any priority to which they are entitled over the

Holders in connection with the exercise of incidental or piggyback registration rights and instead agree that in connection with any reductions in the shares entitled to participate in an underwritten offering such holders under the World Registration Rights Agreement, the Holders and any other holders entitled to an equal priority with the Holders will bear such reductions on a pro rata basis based on the number of shares held by each such Person, and (ii) such holders agree to a holdback agreement on terms no less favorable to the Company than set forth in the preceding sentence.

         SECTION 4.    Registration Expenses.

                 (a) All expenses incident to the Company's performance of or compliance with its obligations under this Agreement (excluding underwriting discounts, selling commissions and brokerage fees, which will be paid by the selling Holders) will be paid by the Company, regardless of whether Registrable Securities are sold pursuant to any Registration Statement or Shelf Registration Statement, including, without limitation:

                 (i)         all registration, filing and listing fees;

                 (ii) fees and expenses of compliance with securities or blue sky laws (including, without limitation, the fees and disbursements of counsel for the underwriters, if any, or selling Holders in connection with blue sky and state securities qualifications of Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter(s), if any, or the Required Holders of the Registrable Securities covered by such Registration Statement or Shelf Registration Statement may reasonably designate);

                 (iii) printing (including, without limitation, expenses of printing or engraving certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses;

                 (iv) fees and disbursements of counsel for the Company and, subject to Section 4(b), counsel for the selling Holders of the Registrable Securities;

                 (v) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and, in connection with any underwritten offering, "cold comfort" letters required by or incident to such performance);

                 (vi) Securities Act liability insurance if the Company so desires or if the managing underwriters, if any, so require(s);

                 (vii) fees and expenses of other Persons (including special experts) retained by the Company; and

                 (viii) fees and expenses associated with any NASD filing required to be made in connection with any Registration Statement or Shelf Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD.

         The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the qualification for trading of the securities to be registered in each inter-dealer quotation system in which securities of the same class are then traded, and rating agency fees.

                 (b) In connection with each Registration Statement or Shelf Registration Statement required hereunder, the Company will reimburse the Holders of Registrable Securities being registered pursuant to such Registration Statement or Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel chosen by the Required Holders of the Registrable Securities being sold; the expense of any additional counsel for the Holders shall be paid by the Holders.

                 (c) The term "Registration Expenses" shall mean the expenses payable by the Company pursuant to the provisions of this Section 4.

         SECTION 5.     Conditions to Registration.

         Each Holder's right to have Registrable Securities included in any Registration Statement or Shelf Registration Statement filed by the Company in accordance with the provisions of Section 2 or Section 3 shall be subject to the following conditions:

                 (a) The Holders on whose behalf such Registrable Securities are to be included shall be required to furnish the

Company in a timely manner with all information required by the applicable rules and regulations of the SEC concerning the proposed method of sale or other disposition of such securities, the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith, and such other information as may be reasonably required by the Company properly to prepare and file such Registration Statement or Shelf Registration Statement in accordance with applicable provisions of the Securities Act;

                 (b) If any such Holder desires to sell and distribute Registrable Securities over a period of time, or from time to time, at then prevailing market prices, then any such Holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

                 (c) In the case of any registration requested pursuant to the provisions of Section 2, the offering price for any Registrable Securities to be so registered shall be no less than for any securities of the same class then to be registered for sale for the account of the Company or other security holders, unless such Registrable Securities are to be offered from time to time based on the prevailing market price;

                 (d) Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (xi) of Section 2(b) or paragraph (xii) of Section 3(b), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of the copies of the supplemented Prospectus contemplated by such paragraph, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; and

                 (e) In the case of any underwritten offering on behalf of the Holders of Registrable Securities, such Holders will enter into such agreements (including underwriting agreements and lock-up agreements) as the managing underwriters shall reasonably request and as are customary in similar circumstances.

         SECTION 6.     Indemnification.

                 (a) Indemnification by the Company. In the event of the registration of any Registrable Securities under the

Securities Act pursuant to the provisions hereof, the Company will indemnify and hold harmless the seller of such Registrable Securities, its partners, directors, officers, employees and agents, each underwriter, broker and dealer, if any, who participates in the offering or sale of such securities, and each other Person, if any, who controls such seller or any such underwriter, broker or dealer within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each such Person being hereinafter sometimes referred to as an "Indemnified Person", provided that for purposes of clauses
(b), (c) and (d) of this Section 6 "Indemnified Person" shall include the Company, its partners, directors, officers, employees and agents, and each other Person, if any who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any losses, claims, damages, liabilities or expenses, joint or several, to which such indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement, Shelf Registration Statement, Prospectus or Shelf Prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (i) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement, Shelf Registration Statement, Prospectus or Shelf Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person for use in preparation thereof or (ii) arises out of the use of any Prospectus or Shelf Prospectus by an Indemnified Party after the Company has provided such Indemnified Party with the notice and supplement referred to in Section 2(b)(xi) or Section 3(b)(xii) if such Prospectus or Shelf Prospectus is the subject of such notice. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive the transfer of such Registrable Securities by such seller.

                 (b) Indemnification by Holders of Registrable Securities. In the event of the registration of any Registrable Securities under the Securities Act pursuant to the provisions hereof, each Holder on whose behalf such Registrable Securities shall have been registered will indemnify and hold harmless each and every Indemnified Person against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement, Shelf Registration Statement, Prospectus or Shelf Prospectus or any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to the Company by such Holder specifically stating that it is for use in preparation thereof, and will reimburse each such Indemnified Person for any legal and other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the liability of each Holder hereunder shall be limited to the proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement or Shelf Registration Statement.

                 (c) Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any action (including any governmental investigation or inquiry), such Indemnified Person will, if such Indemnified Person intends to make a claim in respect thereof against the party agreeing to indemnify such Indemnified Person pursuant to paragraphs (a) or (b) hereof (each such Person being hereinafter referred to as an "Indemnifying Person"), give written notice to such Indemnifying Person of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any of its obligations pursuant to the provisions of this Section 6 except to the extent that the Indemnifying Person is actually prejudiced by such failure to give notice. In case any such action is brought against any Indemnified Person and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate in, and to the extent that it may wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person, the Indemnifying Person shall not, except as hereinafter provided, be responsible for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. No Indemnifying Person will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation.

         Such Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Person unless (a) the Indemnifying Person has agreed to pay such fees and expenses or (b) the Indemnifying Person shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Person in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Person and the Indemnifying Person and such Indemnified Person shall have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential material differing interests between them (in which case, if such Indemnified Person notifies the Indemnifying Person in writing that it elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person). The Indemnifying Person shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not unreasonably be withheld, delayed or conditioned, but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Persons from and against any loss or liability by reason of such settlement or judgment.

                 (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to a party that would have been an Indemnified Person under this Section 6 in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Indemnifying Person or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with the investigation or defense of any action or claim. The Company and each Holder of Registrable Securities agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6. Notwithstanding the provisions of this Section 6(d), no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Indemnification or, if appropriate, contribution, similar to that specified in the preceding provisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         In the event of any underwritten offering of Registrable Securities under the Securities Act pursuant to the provisions of Section 2 or Section 3, the Company and each Holder on whose behalf such Registrable Securities shall have been registered agree to enter into an underwriting agreement, in standard form, with the underwriters, which underwriting agreement may contain additional provisions with respect to indemnification and contribution in lieu thereof.

         SECTION 7.   Exchange Act Registration; Rule 144 Reporting.


         The Company covenants and agrees that until such time as the Holders no longer hold any Registrable Securities it will:

                 (a) if required by law, maintain an effective registration statement (containing such information and documents as the SEC shall specify) with respect to the Common Stock of the Company under Section 12(g) of the Exchange Act;

                 (b) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act (even if the Company subsequently ceases to be subject to such reporting requirements);

                 (c) file with the SEC in a timely manner all reports and documents required of the Company under the Securities Act and the Exchange Act;

                 (d) furnish to any Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (and any similar or successor rules) and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company (beginning after the Company becomes subject to such reporting requirements), and (iii) such other reports and documents of the Company and other information in the possession of or reasonably attainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

                 (e) take such further action as any Holder of Registrable Securities may from time to time reasonably request to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

         The Company represents and warrants that such registration statement or any information, document or report filed with the SEC in connection therewith or any information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The Company agrees to indemnify and hold harmless (or to the extent the same is not enforceable, make contribution to) the Holders, their partners, officers, directors, employees and agents, each broker, dealer or underwriter (within the meaning of the Securities Act) acting for any Holder in connection with any offering or sale by such Holder of Registrable Securities or any Person controlling (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder and any such broker, dealer or underwriter from and against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Section 6.

         SECTION 8.   Limitation on Registration Rights of Others.


         The Company represents and warrants that, except as set forth on
Schedule I to this Agreement, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company. The Company covenants and agrees that after the date hereof, so long as any Holder holds any Warrant Securities, Term Notes, Series B Special Preferred Stock or Common Stock issuable upon conversion of Series B Special Preferred Stock, the Company will not, directly or indirectly, grant to any Person (except as provided in Section 3(a) hereof) or agree to or otherwise become obligated in respect of (a) any registration rights of securities of the Company upon the demand of any Person (including any shelf registration) without the prior written consent of the Required Holders; or (b) rights of registration in the nature or substantially in the nature of those set forth in
Section 2 unless such rights are expressly subject and subordinated to the rights of registration of the Holders pursuant to Section 2 hereof on terms reasonably satisfactory to the Required Holders.

         SECTION 9.   Mergers, etc.


         In addition to any other restrictions on mergers, consolidations and reorganizations contained in the Credit Agreement, the Warrant Agreement or in the certificate of incorporation, by-laws or agreements of the Company, the Company covenants and agrees that it shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation and in which the Holders shall not have had the right to receive cash for all their Registrable Securities, unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in a writing satisfactory in form, scope and substance to the Required Holders to assume the obligations of the Company under this Agreement, and for such purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which such Holders would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

         If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or classification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustments shall be made in the provisions hereof as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

         SECTION 10.  Notices, etc.

         All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Purchasers, the Holders and the Company if addressed or delivered to them at the following addresses:


If to ING:                        Internationale Nederlanden
                                    (U.S.) Capital Corporation
                                  135 East 57th Street
                                  New York, New York  10022
                                  Attention:  Chief Credit Officer
                                  Telecopier No.:  (212) 750-8935

with copies to:                   Internationale Nederlanden
                                    (U.S.) Capital Corporation
                                  200 Galleria Parkway
                                  Suite 950
                                  Atlanta, Georgia  30339
                                  Attention:  James W. Latimer
                                  Telecopier No.:  (770) 951-1005

and to:                           King & Spalding
                                  191 Peachtree Street
                                  Atlanta, Georgia  30303-1763
                                  Attention:  Hector E. Llorens, Jr., Esq.
                                  Telecopier No.:  (404) 572-5100


If to Cerberus:                   Cerberus Partners, L.P.
                                  950 Third Avenue
                                  20th Floor
                                  New York, New York 10022
                                  Attention:  Mr. Seth P. Plattus
                                  Telecopier No.: (212) 421-2847


with a copy to:                   Lowenstein, Sandler, Kohl,
                                    Fisher & Boylan
                                  65 Livingston Avenue
                                  Roseland, New Jersey  07068-1791
                                  Attention:  Robert G. Minion, Esq.
                                  Telecopier No.:  (201) 992-5820

If to any other Holder:           At its last known address appearing on the
                                  books of the Company maintained for such purpose

If to the Company:                PhoneTel Technologies, Inc.
                                  450 Statler Office Tower
                                  41127 Euclid Avenue
                                  Cleveland, Ohio  44115
                                  Attention:   Chief Executive Officer
                                  Telecopier No.:  (216) 241-2574

with a copy to:                   Skadden, Arps, Slate, Meagher & Flom
                                  919 Third Avenue
                                  New York, New York  10022-3897
                                  Attention:  Stephen M. Banker, Esq.
                                  Telecopier No.:  (212) 735-2000

or at any such other address as any party may designate to any other party by written notice.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission is verified, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         SECTION 11.  Entire Agreement.

         The parties hereto agree that this Agreement and the agreements specifically referred to in Section 33 of the Warrant Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

         SECTION 12.  Waivers and Further Agreements.

         Any waiver of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such written waiver unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this Agreement.

         SECTION 13.  Amendments.

         This Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party or parties against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought; provided, however, that any waiver sought from the Holders of any provision of this Agreement which affects the Holders generally, and any action required to be taken by the Holders as a group pursuant to this Agreement, shall be given or taken by the Required Holders, and any such waiver or action so given or taken shall be binding on all Holders. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

         SECTION 14.  Assignment; Successors and Assigns.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, any Holders, from time to time of the Registrable Securities. Anything in this Agreement to the contrary notwithstanding, the term "Holders" as used in this Agreement shall be deemed to include the registered Holders from time to time of the Warrant Securities, the Term Notes, the Series B Special Preferred Stock and Common Stock issuable upon conversion of the Series B Special Preferred Stock.

         SECTION 15.  Severability.

         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because any provision conflicts with any constitution, statute, rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         SECTION 16.  Counterparts.

         This Agreement may be executed in two or more counterparts (each of which need not be executed by each of the parties), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

         SECTION 17.  Section Headings.

         The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         SECTION 18.  Gender; Usage.

         Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         SECTION 19.  Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 20.  Termination.

         The rights of any Holder under Sections 2 and 3 of this Agreement shall terminate as to any Registrable Securities when such Registrable Securities have been effectively registered under the Securities Act and sold pursuant to a Registration Statement or Shelf Registration Statement covering such Registrable Securities. The indemnification and contribution provisions of Sections 6 and 7 shall survive any termination of this Agreement.

         SECTION 21.  Expenses.

         The Company shall be obligated to pay to the Holders, on demand, all costs and expenses (including, without limitation, court costs and attorneys' fees and expenses and interest to the extent permitted by applicable law on overdue amounts) paid or incurred in collecting any sums due from, or enforcing any other obligations of, the Company.

         SECTION 22.  Specific Performance.

         The Company recognizes that the rights of the Holders under this Agreement are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      PHONETEL TECHNOLOGIES, INC.



                                      By: /s/ Peter G. Graf
                                         --------------------------------
                                          Peter G. Graf
                                          Chairman and
                                            Chief Executive Officer


                                      INTERNATIONALE NEDERLANDEN
                                      (U.S.) CAPITAL CORPORATION



                                      By:    /s/ James W. Latimer
                                         --------------------------------
                                             James W. Latimer
                                             Managing Director

                                           CERBERUS PARTNERS, L.P.

                                           By:  Cerberus Associates, L.P.,
                                                its general partner


                                                By: /s/ Stephen Feinberg
                                                    ---------------------------
                                                    Stephen Feinberg
                                                    General Partner